EXHIBIT 99.1

THE MHA GROUP, INC. AND SUBSIDIARIES

September 30, 2005 and 2004

Independent Auditors’ Report

The Board of Directors

The MHA Group, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of The MHA Group, Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The MHA Group, Inc. and subsidiaries as of September 30, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

San Diego, California

December 30, 2005

THE MHA GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2005 and 2004

(In thousands, except par value)

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$7,643	6,445
Short-term investments	8,000	2,000
Accounts receivable:
Trade, less allowance of $1,001 and $1,104 at September 30, 2005 and 2004, respectively	44,955	35,097
Stockholders and employees	78	248
Prepaid expenses	6,938	3,783
Income taxes receivable	96	769
Deferred income taxes	3,571	2,707

Total current assets	71,281	51,049
Fixed assets, net	2,688	3,158
Deposits and other assets	88	74
Deferred income taxes	959	898

Total assets	$75,016	55,179

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable:
Trade	$9,991	9,485
Employees	236	246
Accrued expenses	23,265	13,929
Deferred revenue	7,765	6,889
Other current liabilities	58	60

Total current liabilities	41,315	30,609

Deferred revenue	172	536
Other long-term liabilities	389	328

Total liabilities	41,876	31,473

Commitments and contingencies

Stockholders’ equity:
Common stock – Class A, voting, par value $0.01. Authorized 10,000 shares; issued and outstanding 590 shares at September 30, 2005 and 2004	6	6
Common stock – Class B, nonvoting, par value $0.01. Authorized 10,000 shares; issued and outstanding 2,848 and 2,861 shares at September 30, 2005 and 2004, respectively	28	29
Additional paid-in capital	2,917	2,916
Retained earnings	30,189	20,755

Total stockholders’ equity	33,140	23,706

Total liabilities and stockholders’ equity	$75,016	55,179

See accompanying notes to consolidated financial statements.

THE MHA GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

Years ended September 30, 2005, 2004, and 2003

(In thousands)

	2005	2004	2003
Revenues	$288,497	223,543	211,901
Cost of revenue	198,996	151,382	141,513

Gross profit	89,501	72,161	70,388

Operating expenses:
Selling, general, and administrative	73,956	61,568	61,990
Depreciation and amortization	1,237	1,188	986

Total operating expenses	75,193	62,756	62,976

Income from operations	14,308	9,405	7,412
Interest expense (income), net	(240)	(1)	7

Income before income taxes	14,548	9,406	7,405
Income tax expense	5,114	3,784	2,651

Net income	$9,434	5,622	4,754

See accompanying notes to consolidated financial statements.

THE MHA GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years ended September 30, 2005, 2004, and 2003

(In thousands)

	Common stock Class A (voting)		Common stock Class B (nonvoting)		Additional paid-in capital	Retained earnings	Total stockholders’ equity
	Shares	Amount	Shares	Amount
Balance at September 30, 2002	590	$6	2,862	$29	2,916	10,379	13,330
Net shares forfeited of Class B common stock	—	—	(55)	(1)	1	—	—
Net income	—	—	—	—	—	4,754	4,754

Balance at September 30, 2003	590	6	2,807	28	2,917	15,133	18,084
Net shares issued of Class B common stock	—	—	54	1	(1)	—	—
Net income	—	—	—	—	—	5,622	5,622

Balance at September 30, 2004	590	6	2,861	29	2,916	20,755	23,706
Net shares forfeited of Class B common stock	—	—	(13)	(1)	1	—	—
Net income	—	—	—	—	—	9,434	9,434

Balance at September 30, 2005	590	$6	2,848	$28	2,917	30,189	33,140

See accompanying notes to consolidated financial statements.

THE MHA GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended September 30, 2005, 2004, and 2003

(In thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income	$9,434	5,622	4,754
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,237	1,188	986
Provision for bad debts	1,730	1,457	1,159
Loss on sale or disposal of assets	39	17	51
Provision for deferred income taxes	(925)	566	(421)
Changes in operating assets and liabilities, net:
Accounts receivable – trade	(11,588)	(4,222)	(6,933)
Accounts receivable – stockholders and employees	170	119	(357)
Prepaid expenses	(3,155)	(2,772)	(762)
Income taxes receivable	673	(1,142)	618
Deposits and other assets	(14)	(10)	(13)
Accounts payable – trade	506	2,009	1,304
Accounts payable – employees	(10)	33	25
Accrued expenses	9,336	3,273	1,862
Other current and long-term liabilities	59	(21)	(33)
Deferred revenue	512	(520)	(243)

Net cash provided by operating activities	8,004	5,597	1,997

Cash flows from investing activities:
Proceeds from sale of assets	47	—	9
Purchase and development of fixed assets	(853)	(1,059)	(1,147)
Purchase of short-term investments	(6,000)	(2,000)	—

Net cash used in investing activities	(6,806)	(3,059)	(1,138)

Cash flows from financing activities:
Payments on long-term debt	—	(274)	—

Net cash used in financing activities	—	(274)	—

Increase in cash and cash equivalents	1,198	2,264	859
Cash and cash equivalents at beginning of year	6,445	4,181	3,322

Cash and cash equivalents at end of year	$7,643	6,445	4,181

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$63	29	20
Income taxes	5,365	4,360	2,454

See accompanying notes to consolidated financial statements.

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

(1)	Summary of Significant Accounting Policies

(a)	General

The MHA Group, Inc. was incorporated in Texas on July 17, 1997. The MHA Group, Inc. and its wholly owned subsidiaries recruit and place physicians, nurses, and allied professionals on a permanent or temporary basis at hospitals and other healthcare facilities throughout the United States. The MHA Group, Inc. and its wholly owned subsidiaries are herein referred to as “the Company.”

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of The MHA Group, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid money market securities with original maturities of three months or less to be cash equivalents. The Company maintains cash balances at certain financial institutions which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk on cash and cash equivalents.

(d)	Short-Term Investments

Short-term investments consist of auction rate securities which are classified as marketable available for sale securities. Therefore, such securities are carried at fair value. Auction rate securities are variable-rate debt instruments with longer stated maturities whose interest rates are reset at predetermined short-term intervals through an auction system. As of September 30, 2005 and 2004, the cost of these securities approximated their fair value.

(e)	Accounts Receivable

The Company extends credit to hospitals and healthcare facilities that use its services, on an unsecured basis, on terms that it establishes for individual clients, throughout the United States. The Company maintains an allowance for doubtful accounts for estimated credit losses resulting from collection risks, including the inability of customers to make required payments. The allowance for doubtful accounts is reported as a reduction of accounts receivable in the consolidated balance sheets. The adequacy of this allowance is determined by evaluating historical payment trends and delinquency trends. The Company provided additions to the allowance of $1.7 million, $1.5 million, and $1.2 million during the years ended September 30, 2005, 2004, and 2003, respectively. The Company recorded write-offs of $1.8 million, $1.3 million, and $1.0 million during the years ended September 30, 2005, 2004, and 2003, respectively.

(f)	Fixed Assets

Furniture, equipment, leasehold improvements, and software are recorded at cost, less accumulated amortization and depreciation. Major additions and improvements are capitalized and maintenance and repairs are expensed when incurred. Depreciation on furniture, equipment, and software is calculated using the straight-line method based on the estimated useful lives of the related assets

6	(Continued)

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

(generally three to five years). Leasehold improvements and equipment obtained under capital leases are amortized over the shorter of the term of the lease or their estimated useful life.

Costs incurred to develop internal-use software during the application development stage are capitalized and recorded at cost, subject to an impairment test as described below. Application development stage costs generally include costs associated with internal-use software configuration, coding, installation, and testing. Costs of significant upgrades and enhancements that result in additional functionality also are capitalized whereas costs incurred for maintenance and minor upgrades and enhancements are expensed as incurred. Capitalized costs are amortized using the straight-line method over four years once placed into service. The Company assesses potential impairment of capitalized internal-use software whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows that are expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

(g)	Self-Insurance Reserves

The Company provides malpractice insurance for contracting healthcare professionals. In January 2004, the Company became partially self-insured. The malpractice insurance policy provides coverage up to $1,000,000 per occurrence, $3,000,000 per healthcare professional per year, and $8,000,000 annual limit. Accordingly, the Company maintains an accrual for professional liability self-insured retention limits, which is included in accrued expenses in the accompanying consolidated balance sheets. The Company determines the adequacy of this accrual by evaluating its historical experience and trends, loss reserves established by the Company’s insurance carriers and third-party administrators, as well as through the use of independent actuarial studies. The Company obtains updated actuarial studies on at least an annual basis that use actual claims data to determine the appropriate reserves for incurred, but not reported, professional liability claims for each year. As of September 30, 2005 and 2004, the Company had $7.9 million and $2.8 million, respectively, accrued for professional liability retention.

(h)	Revenue Recognition

Revenue consists of fees earned from the permanent and temporary placement of healthcare professionals. Revenue is recognized when earned and realizable and therefore when the following criteria have been met: (a) persuasive evidence of an arrangement exists; (b) services have been rendered; (c) the fee is fixed or determinable; and (d) collectibility is reasonably assured. For temporary placements, revenue is recognized in the period in which services are provided based on hours worked by the temporary healthcare professionals. For permanent placements, revenue is recognized over the estimated maximum period of performance on a straight-line basis. Any fees that are billable on a contingent basis are recognized once the contingency is resolved over the remaining estimated maximum period of performance. Billings in excess of revenue are recorded as deferred revenue in the accompanying consolidated balance sheets.

No single facility customer exceeded 10% of revenue for the years ended September 30, 2005, 2004, and 2003.

7	(Continued)

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

(i)	Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising costs amounted to $342,000, $404,000 and $517,000 in 2005, 2004, and 2003, respectively.

(j)	Income Taxes

The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period the changes are enacted. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

(k)	Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows that are expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

(l)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

8	(Continued)

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

(2)	Balance Sheet Details

The consolidated balance sheet details are as follows as of September 30 (in thousands):

Fixed Assets	2005	2004
Office equipment	$958	957
Furniture and fixtures	2,069	2,154
Computer equipment and software	3,772	3,583
Leasehold improvements	528	453
Software in development	—	129

	7,327	7,276
Accumulated depreciation and amortization	(4,639)	(4,118)

	$2,688	3,158

Accrued Expenses	2005	2004
Malpractice self-insurance	$7,917	2,793
Commissions payable	1,219	1,072
Bonus payable	1,632	786
Other accrued expenses	1,301	1,050
Client deposits	9,575	7,475
Accrued payroll	1,621	753

	$23,265	13,929

(3)	Long-Term Debt

Merritt, Hawkins and Associates, Inc. (MHA), a wholly owned subsidiary of the Company, has a revolving and term loan credit agreement (the Credit Agreement). Under the Credit Agreement, MHA may borrow up to $1 million on a revolving line of credit and up to an additional $2.25 million on term notes. The Credit Agreement is collateralized by accounts receivable, fixed assets and general intangibles of the Company and is guaranteed by certain wholly owned subsidiaries and assignment of life insurance policies. Interest on the revolving line of credit and term loans is due quarterly at prime minus 1%. There were no amounts outstanding under the credit agreement at September 30, 2005 and 2004. The line of credit matures on March 31, 2006. See Note 9.

Staff Care, Inc. (SCI), a wholly owned subsidiary of the Company, has a revolving line of credit agreement (SCI Agreement), for which MHA is the guarantor. The SCI Agreement allows SCI to borrow up to $3 million on the revolving line of credit with interest due quarterly at prime minus 1% and has a maturity date of March 31, 2006. The loan is secured by accounts receivable, fixed assets and general intangibles of SCI and MHA, and assignment of life insurance policies. There were no amounts outstanding under the SCI Agreement at September 30, 2005 and 2004. See Note 9.

9	(Continued)

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

(4)	Income Taxes

The provision for income taxes for the years ended September 30, 2005, 2004, and 2003 consists of the following (in thousands):

	2005	2004	2003
Current income taxes:
Federal	$5,492	2,411	2,722
State	547	807	350
Deferred income taxes:
Federal	(624)	454	(286)
State	(301)	112	(135)

	$5,114	3,784	2,651

The Company’s income tax expense differs from the amount that would have resulted from applying the federal statutory rate of 35% in 2005 and 34% in 2004 and 2003 to pretax income because of the effect of the following items during the years ended September 30, 2005, 2004, and 2003 (in thousands):

	2005	2004	2003
Tax expense at federal statutory rate	$5,039	2,987	2,518
State taxes, net of federal benefit	52	743	88
Other, net	23	54	45

Income tax expense	$5,114	3,784	2,651

10	(Continued)

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below as of September 30, 2005 and 2004 (in thousands):

	2005	2004
Deferred tax assets:
Allowance for doubtful accounts	$382	427
Accrued expense, net	19	—
Deferred revenue	3,072	2,592
Customer deposits	1,226	1,141
Deferred rent	174	133
Others	30	10

Total deferred tax assets	4,903	4,303
Valuation allowance	(15)	(10)

Total deferred tax assets	$4,888	4,293

Deferred tax liabilities:
Fixed assets, net	$(305)	(482)
Accrued expense, net	—	(140)
Others	(53)	(66)

Total deferred tax liabilities	$(358)	(688)

Management believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets, excluding state net operating loss carryfowards, and accordingly, has not provided a valuation allowance for these assets. As of September 30, 2005, the Company had state net operating loss carryforwards of $347,000 that are set to expire at various dates between 2009 and 2017. Management believes it is not more likely than not that the Company will generate sufficient taxable income to utilize these state losses prior to the expiration of these carryforwards, and therefore the Company has established a valuation allowance reducing the maximum possible benefit of these carryforwards.

(5)	Restricted Stock Plan

The Company implemented a restricted stock plan called The MHA Group Restricted Stock Plan (the Restricted Plan) to provide incentives to certain employees. The restricted stock cannot be sold, pledged, transferred or exchanged, and must be returned to the Company on the date the employee ceases employment with the Company. The restrictions on the stock expire only upon (i) a change in control of the Company or (ii) the closing of an initial public offering (IPO) by the Company of its capital stock. A total of 1,052,000 shares of Class B nonvoting common stock have been reserved for the Restricted Plan as of September 30, 2005 and 2004. A total of 1,038,000 and 1,051,000 shares of Class B nonvoting common stock are issued and outstanding under the Restricted Plan as of September 30, 2005 and 2004, respectively.

11	(Continued)

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

The Company has elected to account for the Restricted Plan under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As the shares must be returned to the Company upon termination of employment and the restrictions only lapse upon a change in control of the Company or a closing of an IPO, no compensation cost has been recognized for the shares issued. In addition, the shares were determined to have an immaterial fair value during 2005, 2004 and 2003 under SFAS No. 123, Accounting for Stock-Based Compensation due to the restrictions of the stock.

(6)	Profit Sharing Plan

The Company implemented the MHA 401(k) Retirement Plan (the Plan) for eligible employees effective January 1, 1991. Company contributions to the Plan vest based upon the number of years of service and are made at the discretion of the Board of Directors. There were no employer contributions to the Plan for the years ended September 30, 2005, 2004, or 2003.

(7)	Commitments

Leases

The Company conducts operations from leased premises and also leases automobiles under operating leases expiring through 2012. Certain of these leases provide for payment of taxes, insurance, and maintenance, and contain escalating rent payments. As the Company records rent on a straight-line basis over the term of the lease, a deferred rent liability of $447,000 and $388,000 has been recognized as of September 30, 2005 and 2004, respectively, which is recorded in other current liabilities and other long-term liabilities in the accompanying consolidated balance sheets.

Rental expense was approximately $2.4 million, $2.3 million and $2.4 million for the years ended September 30, 2005, 2004, and 2003, respectively.

Aggregate minimum rental commitments under all operating noncancelable leases (with initial or remaining lease terms in excess of one year) are as follows for the years ending September 30 (in thousands):

2006	$2,464
2007	2,456
2008	2,452
2009	2,251
2010	2,260
2011 and thereafter	3,637

Total future minimum lease payments	$15,520

During the years ended September 30, 2005, 2004, and 2003, there were no capital leases.

12	(Continued)

THE MHA GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005 and 2004

(8)	Contingencies

(a)	Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(b)	Tax Assessment

In 2005, the Company received an assessment from the California Employment Development Department in the amount of $2.9 million for payroll and other state taxes related to physicians and other professionals placed on contract in California from April 2001 through March 2004. The Company believes an adverse outcome is not probable relating to the physician component of this assessment and, accordingly, has not accrued for this contingency in the consolidated financial statements. The Company has determined it is probable that it will be required to pay the amount due relating to the non-physician component of this assessment. Accordingly, the Company has accrued $100,000 as of September 30, 2005 relating to this contingency.

(9)	Subsequent Events

On October 5, 2005, the Company and its principal shareholders, James C. Merritt and Joseph E. Hawkins, entered into an Acquisition Agreement with AMN Healthcare Services, Inc. (AMN), a Delaware corporation, to sell all shares of the Company to AMN. The acquisition closed on November 2, 2005. The purchase price consisted of $160.0 million plus an earn-out payment of up to $51.9 million based on the twelve months ended December 31, 2005 performance of MHA, of which $35.0 million is guaranteed. The initial $160.0 million of consideration was, and the earn-out payment will be, paid approximately 75% in cash and 25% in unregistered shares of AMN’s common stock.

On October 21, 2005, MHA’s Credit Agreement was amended to increase the maximum borrowing capacity under the revolving line of credit to $2.0 million and to change the maturity date to the earlier of November 30, 2005 or the closing date of the acquisition of the Company by AMN. Additionally, the amended agreement released the collateral assignments in the life insurance policies, and waived the event of default caused by the acquisition of the Company by AMN. On October 28, 2005, the Company borrowed $2.0 million under the amended Credit Agreement. In connection with the closing of the acquisition of the Company on November 2, 2005, all amounts were paid in full and the Credit Agreement expired.

On October 21, 2005, the SCI Agreement was amended to increase the maximum borrowing capacity to $8.0 million and to change the maturity date to the earlier of November 30, 2005 or the closing date of the acquisition of the Company by AMN. Additionally, the amended agreement released the collateral assignments in the life insurance policies and waived the event of default caused by the acquisition of the Company by AMN. On October 28, 2005, the Company borrowed $3.5 million under the amended SCI Agreement. In connection with the closing of the acquisition of the Company on November 2, 2005, all amounts were paid in full and the SCI Agreement expired.

On November 1, 2005, the Company paid a $31.0 million cash dividend to its principal shareholders.

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